Oaktree Announces Fourth Quarter and Full-Year 2017 Financial Results

As of December 31, 2017 or for the quarter and year then ended, and where applicable, per Class A unit:

•
GAAP net income attributable to Oaktree Capital Group, LLC (“OCG”) was $13.4 million ($0.21 per unit) and $231.5 million ($3.61) for quarter and full year, respectively, as compared with $59.3 million ($0.94) and $194.7 million ($3.11) for the comparable 2016 periods. Excluding the impact of the Tax Act (defined below), GAAP net income attributable to OCG was $46.6 million ($0.72) and $264.7 million ($4.13) for the quarter and full year, respectively.

•
Adjusted net income was $126.8 million ($0.21 per unit) and $701.1 million ($3.46) for the quarter and full year, respectively, as compared with $170.4 million ($0.89) and $572.4 million ($3.05) for the comparable 2016 periods. Excluding the impact of the Tax Act, adjusted net income per Class A unit was $0.72 and $3.97 for the quarter and full year, respectively.

•
Distributable earnings were $158.2 million ($0.95 per unit) and $716.3 million ($4.16) for the quarter and full year, respectively, up from $140.6 million ($0.71) and $526.6 million ($2.87) for the comparable 2016 periods, on higher investment income proceeds and, for the full year, higher incentive income.

•
Assets under management were $100.2 billion, up 1% for the quarter and down slightly for the full year. Gross capital raised was $1.7 billion and $8.9 billion for the quarter and full year, respectively. Uncalled capital commitments (“dry powder”) were $20.5 billion, of which $12.7 billion were not yet generating management fees (“shadow AUM”).

•	Management fee-generating assets under management were $80.6 billion, up slightly for the quarter and up 1% for the full year.

•	A distribution was declared of $0.76 per unit, bringing aggregate distributions relating to full-year 2017 to $3.34.
LOS ANGELES, CA. February 6, 2018 – Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the fourth quarter and year ended December 31, 2017.
Jay Wintrob, Chief Executive Officer, said, “The fourth quarter of 2017 completed another strong year for Oaktree. Distributable earnings grew 36 percent in the last twelve months, building on our solid 19 percent growth in 2016.  Highlighting the last year was strong investment performance resulting in our best annual incentive income and investment income totals since 2013, as well as $303 million in net incentives created.  Looking ahead, we will continue to take advantage of buoyant market conditions to sell assets and return capital and profits to our clients, while maintaining our disciplined investment process and remaining well positioned for future opportunities with over $20 billion in dry powder.”
Tax Legislation
On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law, which, among other items, lowers the U.S. corporate tax rate. The fourth quarter and full-year 2017 results reflect the estimated impact from the enactment of the Tax Act, which resulted in a net reduction to the Company’s GAAP net income and adjusted net income attributable to Oaktree Capital Group, LLC of $33.2 million, comprised of $178.2 million in additional tax expense from the remeasurement of our deferred tax assets at lower corporate tax rates and a $145.1 million benefit to other income from the remeasurement of our tax receivable agreement liability, the value of which is based upon an 85% share of certain of our deferred tax assets.
Debt Issuance and Repayment
On November 16, 2017, as previously announced, the Company agreed to issue $250 million of 3.78% senior notes due 2032 (the “Notes”), which subsequently funded on December 18, 2017. In connection with the Notes offering, the Company entered into a cross-currency swap agreement to euros, reducing the interest cost to 1.95% per year. The proceeds from the sale of the Notes and cash on hand were used to redeem the $250 million of 6.75% Senior Notes due 2019 (the “2019 Notes”) and to pay the related make-whole premium to holders thereof. The redemption of the 2019 Notes resulted in a one-time, pre-tax charge of $22 million to GAAP net income and adjusted net income in the fourth quarter of 2017. For distributable earnings, the charge will be amortized through the original maturity date of December 2019.
Acquisition
As previously announced, on October 17, 2017, the Company completed a transaction in which it became the new investment adviser to two business development companies (the “BDCs”): Oaktree Specialty Lending Corporation (NASDAQ: OCSL) and Oaktree Strategic Income Corporation (NASDAQ: OCSI). Upon the closing of the transaction (the “BDC acquisition”), the Company paid $320 million in cash to Fifth Street Management LLC, net of certain transaction-related expenses. The financial results in this earnings release include the impact of the BDC acquisition beginning on October 17, 2017.
Distribution
The distribution of $0.76 per Class A unit attributable to the fourth quarter of 2017 will be paid on February 23, 2018 to Class A unitholders of record at the close of business on February 16, 2018.
Conference Call
Oaktree will host a conference call to discuss its fourth quarter and full-year 2017 results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  The conference call may be accessed by dialing (844) 824-3833 (U.S. callers) or +1 (412) 317-5102 (non-U.S. callers), participant password OAKTREE.  Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/. For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10115424, beginning approximately one hour after the broadcast.
About Oaktree
Oaktree is a leader among global investment managers specializing in alternative investments, with $100 billion in assets under management as of December 31, 2017. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 900 employees and offices in 18 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.
Contacts:

Investor Relations:	Press Relations:

Oaktree Capital Group, LLC	Sard Verbinnen & Co	Sard Verbinnen & Co
Andrea D. Williams	John Christiansen	Alyssa Linn
(213) 830-6483	(415) 618-8750	(310) 201-2040
investorrelations@oaktreecapital.com	jchristiansen@sardverb.com	alinn@sardverb.com

The table below presents (a) GAAP results, (b) non-GAAP results for both the Operating Group and per Class A unit, and (c) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended December 31,		As of or for the Year Ended December 31,
	2017	2016	2017	2016
GAAP Results:	(in thousands, except per unit data or as otherwise indicated)

Revenues	$311,095	$298,310	$1,469,767	$1,125,746
Net income-OCG (1)	13,414	59,283	231,494	194,705
Net income per Class A unit (1)	0.21	0.94	3.61	3.11

Non-GAAP Results: (2)
Adjusted revenues	$327,405	$351,437	$1,727,710	$1,362,202
Adjusted net income	126,846	170,374	701,100	572,374
Adjusted net income-OCG (1)	13,545	56,119	221,701	190,724

Distributable earnings revenues	323,900	309,950	1,674,948	1,270,915
Distributable earnings	158,189	140,649	716,307	526,550
Distributable earnings-OCG	61,582	45,033	266,983	179,432

Fee-related earnings revenues	188,767	192,604	747,261	785,673
Fee-related earnings	63,365	70,081	223,857	255,863
Fee-related earnings-OCG (1)	(5,603)	21,751	54,496	88,947

Economic net income revenues	387,079	516,726	1,633,952	1,791,082
Economic net income	147,807	244,200	675,410	707,376
Economic net income-OCG (1)	22,196	87,865	210,953	248,086

Per Class A Unit: (1)
Adjusted net income	$0.21	$0.89	$3.46	$3.05
Distributable earnings	0.95	0.71	4.16	2.87
Fee-related earnings	(0.09)	0.35	0.85	1.42
Economic net income	0.34	1.39	3.29	3.97

Weighted average number of Operating Group units outstanding	156,286	154,934	155,791	154,687
Weighted average number of Class A units outstanding	64,961	62,986	64,148	62,565

Operating Metrics:
Assets under management (in millions):
Assets under management	$100,228	$100,504	$100,228	$100,504
Management fee-generating assets under management	80,585	79,767	80,585	79,767
Incentive-creating assets under management	32,705	33,627	32,705	33,627
Uncalled capital commitments	20,470	20,755	20,470	20,755
Accrued incentives (fund level):
Incentives created (fund level)	132,531	236,475	637,466	784,032
Incentives created (fund level), net of associated incentive income compensation expense	60,470	107,863	302,706	320,472
Accrued incentives (fund level)	1,920,339	2,014,097	1,920,339	2,014,097
Accrued incentives (fund level), net of associated incentive income compensation expense	920,852	946,542	920,852	946,542

Note: Oaktree discloses in this earnings release certain revenues and financial measures, including measures that are calculated and presented on a basis other than generally accepted accounting principles in the United States (“non-GAAP”). Examples of such non-

GAAP measures are identified in the table above and also include measures excluding the impact of the Tax Act, identified in the table below. Such non-GAAP measures should be considered in addition to, and not as a substitute for or superior to, net income, net income per Class A unit or other financial measures calculated in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented at Exhibit A. All non-GAAP measures and all interim results presented in this release are unaudited. GAAP results for the year ended December 31, 2017 are subject to the completion of Oaktree’s annual audit.

(1)	The table below presents GAAP and non-GAAP results attributable to OCG for the fourth quarter and full-year 2017, excluding the impact of the Tax Act:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Results, Excluding Impact of Tax Act:	(in thousands, except per unit data)

Net income-OCG	$46,592	$59,283	$264,672	$194,705
Net income per Class A unit	0.72	0.94	4.13	3.11

Non-GAAP Results, Excluding Impact of Tax Act:
Adjusted net income-OCG	$46,723	$56,119	$254,879	$190,724
Fee-related earnings-OCG	25,449	21,751	85,548	88,947
Economic net income-OCG	55,374	87,865	244,131	248,086

Per Class A Unit, Excluding Impact of Tax Act:
Adjusted net income	$0.72	$0.89	$3.97	$3.05
Fee-related earnings	0.39	0.35	1.33	1.42
Economic net income	0.85	1.39	3.81	3.97

(2)
Beginning with the second quarter of 2017, the definition of adjusted net income was modified with respect to third-party placement costs associated with closed-end funds and liability-classified OCGH equity value units (“EVUs”) to conform to the GAAP treatment. Under GAAP, placement costs are expensed as incurred and liability-classified EVUs are remeasured as of each reporting date. Previously for adjusted net income, placement costs were capitalized and amortized in proportion to the associated management fee stream, and liability-classified EVUs were treated as equity-classified awards. All prior periods have been recast for these changes.

GAAP Results
Oaktree consolidates entities in which it has a direct or indirect controlling financial interest. Investment vehicles in which we have a significant investment, such as collateralized loan obligation vehicles (“CLOs”) and certain Oaktree funds, are consolidated under GAAP. When a CLO or fund is consolidated, the assets, liabilities, revenues, expenses and cash flows of the consolidated funds are reflected on a gross basis, and the majority of the economic interests in those consolidated funds, which are held by third-party investors, are reflected as debt obligations of CLOs or non-controlling interests. All of the revenues earned by us as investment manager of the consolidated funds are eliminated in consolidation. However, because the eliminated amounts are earned from and funded by third-party investors, the consolidation of a fund does not impact net income or loss attributable to OCG.
Total revenues increased $12.8 million, or 4.3%, to $311.1 million for the fourth quarter of 2017, from $298.3 million for the fourth quarter of 2016. For full-year 2017, total revenues increased $344.1 million, or 30.6%, to $1,469.8 million from $1,125.7 million in 2016. Both increases reflected higher incentive income, partially offset by lower management fees.
Total expenses increased $29.4 million, or 14.0%, to $239.6 million for the fourth quarter of 2017, from $210.2 million for the fourth quarter of 2016, primarily reflecting increases in incentive income compensation expense, compensation and benefits expense, and general and administrative expenses. For full-year 2017, total expenses increased $236.0 million, or 29.9%, to $1,025.3 million from $789.3 million in 2016, primarily reflecting higher incentive income compensation expense, partially offset by lower general and administrative expenses.

Other income increased $112.3 million, or 114.8%, to $210.1 million for the fourth quarter of 2017, from $97.8 million for the fourth quarter of 2016. For full-year 2017, other income increased $188.3 million, or 69.2%, to $460.5 million from $272.2 million in 2016. The increase for both periods reflected the impact of, in the fourth quarter and full-year 2017, the $145.1 million of income related to the remeasurement of our tax receivable agreement liability in connection with the Tax Act and the $22.0 million make-whole premium expense related to the early repayment of the 2019 Notes, as well as variations in returns on our fund investments between periods.
Net income attributable to OCG decreased $45.9 million, or 77.4%, to $13.4 million for the fourth quarter of 2017, from $59.3 million for the fourth quarter of 2016, primarily reflecting the $33.2 million net expense related to the Tax Act and the $22.0 million make-whole premium, both expensed in the fourth quarter of 2017. For full-year 2017, net income attributable to OCG increased $36.8 million, or 18.9%, to $231.5 million from $194.7 million in 2016, reflecting higher operating profits driven by higher incentive income, partially offset by the impact of the Tax Act and the make-whole premium.
Operating Metrics
Assets Under Management
Assets under management (“AUM”) were $100.2 billion as of December 31, 2017, $99.5 billion as of September 30, 2017 and $100.5 billion as of December 31, 2016. The $0.7 billion increase since September 30, 2017 primarily reflected $2.1 billion from the BDC acquisition, $1.2 billion in market-value gains and $0.7 billion in new capital commitments to closed-end funds, partially offset by $2.6 billion of distributions to closed-end fund investors and $0.7 billion of net outflows from open-end funds. Commitments to closed-end funds included $0.6 billion for our Real Estate Debt strategy.
The $0.3 billion decrease in AUM since December 31, 2016 primarily reflected $10.6 billion of distributions to closed-end fund investors and $3.0 billion of net outflows from open-end funds, partially offset by $6.6 billion in market-value gains, $2.8 billion of capital commitments and fee-generating leverage to closed-end funds, $2.1 billion from the BDC acquisition, and $1.8 billion in favorable foreign-currency translation. Commitments to closed-end funds included $1.1 billion for our Real Estate Debt strategy, $0.5 billion for Oaktree Opportunities Fund Xb and $0.5 billion for our European Private Debt strategy. Distributions to closed-end fund investors included $5.0 billion from Distressed Debt funds, $3.1 billion from Control Investing funds and $1.3 billion from Real Estate funds.
Management Fee-generating Assets Under Management
Management fee-generating assets under management (“management fee-generating AUM”), a forward-looking metric, were $80.6 billion as of December 31, 2017, $80.2 billion as of September 30, 2017 and $79.8 billion as of December 31, 2016. The $0.4 billion increase since September 30, 2017 primarily reflected $2.1 billion from the BDC acquisition, $0.4 billion in market-value gains and $0.4 billion increase from capital drawn by funds that pay fees based on drawn capital, NAV or cost basis. These increases were partially offset by $1.6 billion attributable to closed-end funds in liquidation and $0.7 billion of net outflows from open-end funds.
The $0.8 billion increase in management fee-generating AUM since December 31, 2016 primarily reflected $3.2 billion in market-value gains, $2.1 billion from the BDC acquisition, $1.7 billion from capital drawn by closed-end funds that pay fees based on drawn capital, NAV or cost basis, $1.6 billion of favorable foreign-currency translation, and an aggregate $1.3 billion increase from the start of the investment period for Oaktree European Principal Fund IV (“EPF IV”) in July 2017 and fee-generating leverage to closed-end funds. These increases were partially offset by $4.8 billion attributable to closed-end funds in liquidation, $3.2 billion of net outflows from open-end funds and $0.9 billion of distributions by closed-end funds that pay fees based on NAV.
Incentive-creating Assets Under Management
Incentive-creating assets under management (“incentive-creating AUM”) were $32.7 billion as of December 31, 2017, $31.0 billion as of September 30, 2017 and $33.6 billion as of December 31, 2016. The $1.7 billion increase since September 30, 2017 reflected an aggregate $2.4 billion in drawdowns or contributions by closed-end and evergreen funds and market-value gains, and $2.1 billion from the BDC acquisition, partially offset by an aggregate $2.8 billion decline primarily attributable to distributions by closed-end funds. The $0.9 billion decrease since December 31, 2016 reflected an aggregate decline of $11.2 billion primarily attributable to distributions by closed-end funds, partially offset by an aggregate $8.2 billion in drawdowns or contributions by closed-end and evergreen funds and market-value gains, and $2.1 billion from the BDC acquisition.
Of the $32.7 billion in incentive-creating AUM as of December 31, 2017, $21.4 billion (or 65%), was generating incentives at the fund level, as compared with $21.2 billion (63%), of the $33.6 billion of incentive-creating AUM as of December 31, 2016.
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)
Accrued incentives (fund level) were $1.9 billion as of both December 31, 2017 and September 30, 2017, and $2.0 billion as of December 31, 2016. The fourth quarter of 2017 reflected $132.5 million of incentives created (fund level) and $72.9 million of incentive income recognized. The full-year 2017 reflected $637.5 million of incentives created (fund level) and $731.2 million of incentive income recognized.
Accrued incentives (fund level), net of incentive income compensation expense (“net accrued incentives (fund level)”), were $920.9 million as of December 31, 2017, $899.9 million as of September 30, 2017, and $946.5 million as of December 31, 2016. The portion of net accrued incentives (fund level) represented by funds that were currently paying incentives as of December 31, 2017, September 30, 2017 and December 31, 2016, respectively, was $237.2 million (or 26%), $274.1 million (30%) and $201.7 million (21%), with the remainder arising from funds that as of that date were not at the stage of their cash distribution waterfall where Oaktree was entitled to receive incentives, other than possibly tax-related distributions.
Uncalled Capital Commitments
Uncalled capital commitments were $20.5 billion as of December 31, 2017, $21.2 billion as of September 30, 2017, and $20.8 billion as of December 31, 2016. Invested capital during the quarter and year ended December 31, 2017 aggregated $1.8 billion and $7.1 billion, respectively, as compared with $2.2 billion and $8.5 billion for the comparable 2016 periods.
Non-GAAP Results
Adjusted Revenues
Adjusted revenues decreased $24.0 million, or 6.8%, to $327.4 million in the fourth quarter of 2017, from $351.4 million in the fourth quarter of 2016, primarily reflecting $21.8 million of lower investment income and $3.8 million of lower management fees.
For full-year 2017, adjusted revenues increased $365.5 million, or 26.8%, to $1,727.7 million from $1,362.2 million in 2016, primarily reflecting $376.0 million of higher incentive income.
Management Fees
Management fees decreased $3.8 million, or 2.0%, to $188.8 million in the fourth quarter of 2017, from $192.6 million in the fourth quarter of 2016. The decrease reflected an aggregate decline of $21.2 million primarily attributable to closed-end funds in liquidation, partially offset by an aggregate increase of $17.4 million principally from the BDC acquisition, the start of the investment period for EPF IV and closed-end funds that pay management fees based on drawn capital, NAV or cost basis.
For full-year 2017, management fees decreased $38.4 million, or 4.9%, to $747.3 million from $785.7 million in 2016. The decrease reflected an aggregate decline of $79.6 million primarily attributable to closed-end funds in liquidation, partially offset by an aggregate increase of $41.2 million principally from the start of the investment period for EPF IV, the BDC acquisition, closed-end funds that pay management fees based on drawn capital, NAV or cost basis, and market-value gains in open-end funds.

Incentive Income
Incentive income increased $1.7 million, or 2.4%, to $72.9 million in the fourth quarter of 2017, from $71.2 million in the fourth quarter of 2016. The fourth quarter of 2017 reflected incentive income from nine investment strategies, with $33.7 million arising from closed-end funds and $39.2 million from evergreen funds.
For full-year 2017, incentive income increased $376.0 million, or 105.9%, to $731.2 million from $355.2 million in 2016. The increase was primarily attributable to $427.8 million of incentive income from Oaktree Principal Opportunities Fund IV, which started paying incentive income (other than tax-related) in the second quarter of 2017. Tax-related incentive income represented $81.2 million and $72.7 million in 2017 and 2016, respectively.
Investment Income
Investment income decreased $21.8 million, or 24.9%, to $65.8 million in the fourth quarter of 2017, from $87.6 million in the fourth quarter of 2016. The decrease primarily reflected lower overall returns on our fund investments. Our one-fifth ownership stake in DoubleLine Capital LP and its affiliates (collectively, “DoubleLine”) accounted for investment income of $19.1 million and $16.8 million in the fourth quarters of 2017 and 2016, respectively, of which performance fees accounted for $0.7 million and $0.8 million, respectively.
For full-year 2017, investment income increased $27.8 million, or 12.6%, to $249.2 million from $221.4 million in 2016. Excluding the $22.7 million impairment charge taken in the first quarter of 2016 on investments in certain of our CLOs, investment income increased $5.1 million, or 2.1%. DoubleLine accounted for investment income of $71.5 million and $66.1 million in 2017 and 2016, respectively, of which performance fees accounted for $4.2 million and $4.7 million, respectively.
Adjusted Expenses
Compensation and Benefits
Compensation and benefits expense increased $0.9 million, or 1.1%, to $84.8 million in the fourth quarter of 2017, from $83.9 million in the fourth quarter of 2016. For the full year, compensation and benefits expense was $381.9 million for both 2017 and 2016.
Equity-based Compensation
Equity-based compensation expense increased $0.8 million, or 6.7%, to $12.7 million in the fourth quarter of 2017, from $11.9 million in the fourth quarter of 2016. For full-year 2017, equity-based compensation expense increased $3.5 million, or 7.0%, to $53.6 million from $50.1 million in 2016.
Incentive Income Compensation
Incentive income compensation expense decreased $3.8 million, or 10.2%, to $33.3 million in the fourth quarter of 2017, from $37.1 million in the fourth quarter of 2016, primarily reflecting differences in the applicable funds’ compensation percentages. For full-year 2017, incentive income compensation expense increased $233.1 million, or 137.4%, to $402.8 million from $169.7 million in 2016, primarily reflecting the growth in incentive income.
General and Administrative
General and administrative expense increased $2.8 million, or 7.9%, to $38.3 million in the fourth quarter of 2017, from $35.5 million in the fourth quarter of 2016, primarily reflecting higher legal fees. For full-year 2017, general and administrative expense decreased $3.4 million, or 2.5%, to $132.3 million from $135.7 million in 2016, primarily reflecting lower placement costs, partially offset by higher legal fees.
Depreciation and Amortization
Depreciation and amortization expense decreased $0.8 million, or 25.8%, to $2.3 million in the fourth quarter of 2017, from $3.1 million in the fourth quarter of 2016. For full-year 2017, depreciation and amortization expense decreased $3.0 million, or 24.6%, to $9.2 million from $12.2 million in 2016. Both decreases reflected the final amortization of certain leasehold improvements in the first quarter of 2017.
Interest Expense, Net
Interest expense, net decreased $0.8 million, or 10.8%, to $6.6 million in the fourth quarter of 2017, from $7.4 million in the fourth quarter of 2016. For full-year 2017, interest expense, net decreased $5.4 million, or 17.0%, to $26.4 million from $31.8 million in 2016. Both decreases reflected the maturity of our senior notes and, for the full year, higher interest income.
Other Expense, Net
Other expense, net increased $20.5 million, to $22.6 million in the fourth quarter of 2017, from $2.1 million in the fourth quarter of 2016. For full-year 2017, other expense, net increased $12.0 million, to $20.4 million from $8.4 million in 2016. The fourth quarter and full-year 2017 primarily reflected the $22.0 million make-whole premium expensed in the fourth quarter of 2017 in connection with the early repayment of our 2019 Notes. Full-year 2016 primarily reflected losses associated with non-operating corporate activities and an impairment charge taken on our corporate aircraft.
Adjusted Net Income
ANI decreased $43.6 million, or 25.6%, to $126.8 million in the fourth quarter of 2017, from $170.4 million in the fourth quarter of 2016, primarily reflecting the $22.0 million make-whole premium expensed in the fourth quarter of 2017 related to the repayment of our 2019 Notes and the $21.8 million decline in investment income. The portion of ANI attributable to our Class A units was $13.5 million, or $0.21 per unit, and $56.1 million, or $0.89 per unit, for the fourth quarters of 2017 and 2016, respectively. Excluding the impact of the Tax Act, ANI attributable to our Class A units for the fourth quarter of 2017 was $46.7 million, or $0.72 per unit.
For full-year 2017, ANI increased $128.7 million, or 22.5%, to $701.1 million from $572.4 million in 2016, primarily reflecting increases of $142.9 million in incentive income, net of incentive income compensation expense (“net incentive income”), and $27.8 million in investment income, partially offset by $32.0 million in lower fee-related earnings and $12.0 million in higher other expense, net. The portion of ANI attributable to our Class A units was $221.7 million, or $3.46 per unit, and $190.7 million, or $3.05 per unit, for 2017 and 2016, respectively. Excluding the impact of the Tax Act, ANI attributable to our Class A units for 2017 was $254.9 million, or $3.97 per unit.
The effective tax rates applied to ANI in the fourth quarters of 2017 and 2016 were 93% and 18%, respectively, resulting from full-year effective tax rates of 49% and 17%, respectively. Excluding the impact of the Tax Act, the effective tax rate for both the fourth quarter and full-year 2017 was 11%. In general, the annual effective tax rate increases as the proportion of ANI arising from fee-related earnings, DoubleLine-related investment income and certain incentive and investment income rises, and vice versa.
Distributable Earnings
Distributable earnings increased $17.6 million, or 12.5%, to $158.2 million in the fourth quarter of 2017, from $140.6 million in the fourth quarter of 2016, primarily reflecting $16.1 million in higher investment income proceeds. For the fourth quarter of 2017, investment income proceeds totaled $62.3 million, including $37.2 million from fund distributions and $25.1 million from DoubleLine, as compared with total investment income proceeds in the prior-year quarter of $46.2 million, of which $24.8 million and $21.4 million was attributable to fund distributions and DoubleLine, respectively. The portion of distributable earnings attributable to our Class A units was $0.95 and $0.71 per unit for the fourth quarters of 2017 and 2016, respectively, reflecting distributable earnings per Operating Group unit of $1.01 and $0.91, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies, and amounts payable pursuant to the tax receivable agreement.
For full-year 2017, distributable earnings increased $189.7 million, or 36.0%, to $716.3 million from $526.6 million in 2016, reflecting increases of $142.9 million in net incentive income and $66.4 million in investment income proceeds, partially offset $32.0 million in lower fee-related earnings. For 2017, investment income proceeds totaled $196.5 million, including $128.5 million from fund distributions and $68.0 million from DoubleLine, as compared with total investment income proceeds in 2016 of $130.1 million, of which $66.4 million and $63.7 million was attributable to fund distributions and DoubleLine, respectively. The portion of distributable earnings attributable to our Class A units was $4.16 and $2.87 per unit for 2017 and 2016, respectively, reflecting distributable earnings per Operating Group unit of $4.60 and $3.40, respectively, less costs borne by Class A unitholders.
Fee-related Earnings
Fee-related earnings decreased $6.7 million, or 9.6%, to $63.4 million in the fourth quarter of 2017, from $70.1 million in the fourth quarter of 2016, primarily reflecting $3.8 million in lower management fees and $2.8 million in higher general and administrative expenses. The portion of fee-related earnings attributable to our Class A units was a loss of $0.09 per unit and income of $0.35 per unit for the fourth quarters of 2017 and 2016, respectively. Excluding the impact of the Tax Act, fee-related earnings attributable to our Class A units for the fourth quarter of 2017 were $0.39 per unit.
For full-year 2017, fee-related earnings decreased $32.0 million, or 12.5%, to $223.9 million from $255.9 million in 2016, primarily reflecting the $38.4 million decline in management fees, partially offset by $3.4 million in lower general and administrative expenses. The portion of fee-related earnings attributable to our Class A units was $0.85 and $1.42 per unit for 2017 and 2016, respectively. Excluding the impact of the Tax Act, fee-related earnings attributable to our Class A units for 2017 were $1.33 per unit.
The effective tax rates applicable to fee-related earnings for the fourth quarters of 2017 and 2016 were 103% and 23%, respectively, resulting from full-year effective rates of 77% and 13%, respectively. Excluding the impact of the Tax Act, the effective tax rates applicable to fee-related earnings for the fourth quarter and full-year 2017 were 3% and 6%, respectively.  In general, the annual effective tax rate increases as annual fee-related earnings increase, and vice versa.
Capital and Liquidity
As of December 31, 2017, Oaktree had $658 million of cash and U.S. Treasury and other securities, and $746 million of outstanding debt, which included no borrowings outstanding against its $500 million revolving credit facility. As of December 31, 2017, Oaktree’s investments in funds and companies on a non-GAAP basis had a carrying value of $1.7 billion, with the 20% investment in DoubleLine carried at $39 million based on cost, as adjusted under the equity method of accounting. Net accrued incentives (fund level) represented an additional $921 million as of that date.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which reflect the current views of Oaktree, with respect to, among other things, our future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; changes in assets under management; the timing and receipt of, and impact of taxes on, carried interest; distributions from and liquidation of our existing funds; the amount and timing of distributions on our Class A units; changes in our operating or other expenses; the degree to which we encounter competition; and general political, economic and market conditions. The factors listed in the item captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 1, 2017, which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in our forward-looking statements. Forward-looking statements speak only as of the date the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.
Investor Relations Website
Investors and others should note that Oaktree uses the Unitholders – Investor Relations section of its corporate website to announce material information to investors and the marketplace. While not all of the information that Oaktree posts on its corporate website is of a material nature, some information could be deemed to be material. Accordingly, Oaktree encourages investors, the media, and others interested in Oaktree to review the information that it shares on its corporate website at the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/. Information contained on, or available through, our website is not incorporated by reference into this document.

GAAP Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands, except per unit data)
Revenues:
Management fees	$184,146	$190,045	$726,414	$774,587
Incentive income	126,949	108,265	743,353	351,159
Total revenues	311,095	298,310	1,469,767	1,125,746
Expenses:
Compensation and benefits	(88,114)	(80,933)	(392,827)	(389,892)
Equity-based compensation	(13,808)	(15,264)	(59,337)	(63,724)
Incentive income compensation	(88,955)	(75,623)	(416,481)	(168,276)
Total compensation and benefits expense	(190,877)	(171,820)	(868,645)	(621,892)
General and administrative	(40,189)	(32,398)	(130,892)	(145,430)
Depreciation and amortization	(5,911)	(4,146)	(15,776)	(16,222)
Consolidated fund expenses	(2,605)	(1,801)	(10,030)	(5,792)
Total expenses	(239,582)	(210,165)	(1,025,343)	(789,336)
Other income (loss):
Interest expense	(41,091)	(33,761)	(169,888)	(120,610)
Interest and dividend income	60,027	44,841	215,119	165,066
Net realized gain on consolidated funds’ investments	18,645	18,946	20,400	27,593
Net change in unrealized appreciation (depreciation) on consolidated funds’ investments	(1,732)	3,289	55,061	(12,453)
Investment income	50,671	62,921	201,289	199,126
Other income, net	123,540	1,598	138,519	13,490
Total other income	210,060	97,834	460,500	272,212
Income before income taxes	281,573	185,979	904,924	608,622
Income taxes	(183,742)	(12,701)	(215,442)	(42,519)
Net income	97,831	173,278	689,482	566,103
Less:
Net income attributable to non-controlling interests in consolidated funds	(9,661)	(7,303)	(33,204)	(22,921)
Net income attributable to non-controlling interests in consolidated subsidiaries	(74,756)	(106,692)	(424,784)	(348,477)
Net income attributable to Oaktree Capital Group, LLC	$13,414	$59,283	$231,494	$194,705
Distributions declared per Class A unit	$0.56	$0.65	$3.21	$2.25
Net income per unit (basic and diluted):
Net income per Class A unit	$0.21	$0.94	$3.61	$3.11
Weighted average number of Class A units outstanding	64,961	62,986	64,148	62,565

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.

Assets Under Management		As of
		December 31, 2017	September 30, 2017	December 31, 2016
		(in millions)
Assets Under Management:
Closed-end funds		$56,871	$57,769	$60,104
Open-end funds		35,441	35,793	35,105
Evergreen funds		7,916	5,953	5,295
Total		$100,228	$99,515	$100,504

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in millions)
Change in Assets Under Management:
Beginning balance	$99,515	$99,834	$100,504	$97,359
Closed-end funds:
Capital commitments/other (1).	670	1,927	2,472	5,864
Distributions for a realization event/other (2).	(2,597)	(2,485)	(10,633)	(7,747)
Change in uncalled capital commitments for funds entering or in liquidation (3)	69	(1,075)	18	(1,084)
Foreign-currency translation	144	(420)	993	(176)
Change in market value (4).	830	1,423	3,544	3,754
Change in applicable leverage	(14)	246	373	63
Open-end funds:
Contributions	975	2,793	5,739	5,444
Redemptions	(1,691)	(1,947)	(8,741)	(7,048)
Foreign-currency translation	98	(291)	800	(130)
Change in market value (4).	266	353	2,538	3,637
Evergreen funds:
Contributions or new capital commitments (5)	68	20	733	259
Acquisition (BDCs)	2,110	—	2,110	—
Redemptions or distributions (6)	(311)	(59)	(731)	(381)
Foreign-currency translation	—	7	(1)	(2)
Change in market value (4).	96	178	510	692
Ending balance	$100,228	$100,504	$100,228	$100,504

(1)	These amounts include capital commitments, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(2)
These amounts include distributions for a realization event, tax-related distributions, reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs, and recallable distributions at the end of the investment period.

(3)
The change in uncalled capital commitments reflects declines attributable to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods for deferred purchase obligations or other reasons.

(4)
The change in market value reflects the change in NAV of our funds, less management fees and other fund expenses, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs.

(5)	These amounts include contributions and capital commitments, and for our publicly-traded BDCs, issuances of equity or debt capital.

(6)	These amounts include redemptions and distributions, and for our publicly-traded BDCs, dividends, repurchases of equity capital or repayment of debt.

Management Fee-generating AUM		As of
		December 31, 2017	September 30, 2017	December 31, 2016
Management Fee-generating Assets Under Management:		(in millions)
Closed-end funds:
Senior Loans		$8,066	$8,073	$7,504
Other closed-end funds		30,779	31,953	32,990
Open-end funds		35,188	35,570	35,034
Evergreen funds		6,552	4,574	4,239
Total		$80,585	$80,170	$79,767

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Change in Management Fee-generating Assets Under Management:	(in millions)

Beginning balance	$80,170	$78,700	$79,767	$78,897
Closed-end funds:
Capital commitments to funds that pay fees based on committed capital/other (1).	1	1,002	969	2,125
Capital drawn by funds that pay fees based on drawn capital, NAV or cost basis	394	464	1,663	1,390
Change attributable to funds in liquidation (2).	(1,563)	(857)	(4,760)	(4,162)
Change in uncalled capital commitments for funds entering or in liquidation that pay fees based on committed capital (3)	—	(382)	—	(881)
Distributions by funds that pay fees based on NAV/other (4).	(170)	(139)	(926)	(636)
Foreign-currency translation	120	(365)	840	(242)
Change in market value (5).	50	89	217	427
Change in applicable leverage	(13)	220	348	184
Open-end funds:
Contributions	949	2,741	5,567	5,395
Redemptions	(1,691)	(1,947)	(8,734)	(7,024)
Foreign-currency translation	98	(291)	800	(130)
Change in market value	262	383	2,521	3,658
Evergreen funds:
Contributions or capital drawn by funds that pay fees based on drawn capital or NAV (6)	109	67	520	533
Acquisition (BDCs)	2,110	—	2,110	—
Redemptions or distributions (7)	(316)	(79)	(772)	(413)
Change in market value	75	161	455	646
Ending balance	$80,585	$79,767	$80,585	$79,767

(1)	These amounts include capital commitments to funds that pay fees based on committed capital, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(2)
These amounts include the change for funds that pay fees based on the lesser of funded capital or cost basis during the liquidation period, as well as recallable distributions at the end of the investment period. For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which typically declines as the fund sells assets.

(3)
The change in uncalled capital commitments reflects declines attributable to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods for deferred purchase obligations or other reasons.

(4)
These amounts include distributions by funds that pay fees based on NAV, as well as reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs.

(5)
The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs.

(6)	These amounts include contributions and capital commitments, and for our publicly-traded BDCs, issuances of equity or debt capital.

(7)	These amounts include redemptions and distributions, and for our publicly-traded BDCs, dividends, repurchases of equity capital or repayment of debt.

	As of
	December 31, 2017	September 30, 2017	December 31, 2016
Reconciliation of Assets Under Management to Management Fee-generating Assets Under Management:	(in millions)
Assets under management	$100,228	$99,515	$100,504
Difference between assets under management and committed capital or the lesser of funded capital or cost basis for applicable closed-end funds (1).	(2,331)	(2,920)	(4,183)
Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods	(8,675)	(8,675)	(10,367)
Undrawn capital commitments to funds for which management fees are based on drawn capital, NAV or cost basis	(4,037)	(3,714)	(3,109)
Oaktree’s general partner investments in management fee-generating funds	(1,937)	(1,883)	(1,822)
Funds that are no longer paying management fees and co-investments that pay no management fees (2)	(2,663)	(2,153)	(1,256)
Management fee-generating assets under management	$80,585	$80,170	$79,767

(1)	This difference is not applicable to closed-end funds that pay management fees based on NAV or leverage.

(2)	This includes certain accounts that pay administrative fees intended to offset Oaktree’s costs related to the accounts.
The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances above are set forth below.

	As of
Weighted Average Annual Management Fee Rates:	December 31, 2017	September 30, 2017	December 31, 2016
Closed-end funds:
Senior Loans	0.50%	0.50%	0.50%
Other closed-end funds	1.49	1.49	1.50
Open-end funds	0.46	0.46	0.46
Evergreen funds (1)	1.22	1.17	1.22
Overall	0.92	0.91	0.93

(1)	Fee rates reflect the applicable asset-based management fee rates, exclusive of quarterly incentive fees on investment income that are included in management fees.

Incentive-creating AUM

	As of
	December 31, 2017	September 30, 2017	December 31, 2016
Incentive-creating Assets Under Management:	(in millions)
Closed-end funds	$27,322	$27,555	$30,292
Evergreen funds	5,383	3,465	3,335
Total	$32,705	$31,020	$33,627
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)

	As of or for the Three Months Ended December 31,		As of or for the Year Ended December 31,
	2017	2016	2017	2016
Accrued Incentives (Fund Level):	(in thousands)
Beginning balance	$1,860,665	$1,848,808	$2,014,097	$1,585,217
Incentives created (fund level):
Closed-end funds	116,719	223,502	588,220	746,349
Evergreen funds	15,812	12,973	49,246	37,683
Total incentives created (fund level)	132,531	236,475	637,466	784,032
Less: incentive income recognized by us	(72,857)	(71,186)	(731,224)	(355,152)
Ending balance	$1,920,339	$2,014,097	$1,920,339	$2,014,097
Accrued incentives (fund level), net of associated incentive income compensation expense	$920,852	$946,542	$920,852	$946,542

Non-GAAP Results
Our business is comprised of one segment, our investment management business, which consists of the investment management services that we provide to our clients. Management makes operating decisions and assesses the performance of our business based on financial data that are presented without the consolidation of our funds. The data most important to management in assessing our performance are adjusted net income, adjusted net income-OCG, distributable earnings, distributable earnings-OCG, fee-related earnings and fee-related earnings-OCG. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented at Exhibit A.
Adjusted Net Income
Beginning with the second quarter of 2017, the definition of adjusted net income was modified with respect to third-party placement costs associated with closed-end funds and liability-classified EVUs to conform to the GAAP treatment. Under GAAP, placement costs are expensed as incurred and liability-classified EVUs are remeasured as of each reporting date. Previously for adjusted net income, placement costs were capitalized and amortized in proportion to the associated management fee stream, and liability-classified EVUs were treated as equity-classified awards. All prior periods have been recast for these changes.

The following schedules set forth the components of adjusted net income and adjusted net income-OCG, as well as per unit data:
Adjusted Revenues

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands)
Revenues:
Management fees	$188,767	$192,604	$747,261	$785,673
Incentive income	72,857	71,186	731,224	355,152
Investment income	65,781	87,647	249,225	221,377
Total adjusted revenues	$327,405	$351,437	$1,727,710	$1,362,202

Management Fees	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands)
Management fees:
Closed-end funds	$127,123	$139,573	$522,338	$575,290
Open-end funds	40,895	39,516	162,402	156,533
Evergreen funds	20,749	13,515	62,521	53,850
Total management fees	$188,767	$192,604	$747,261	$785,673

Investment Income	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Income (loss) from investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$7,414	$9,349	$35,656	$24,375
Convertible Securities	392	31	1,790	(788)
Distressed Debt	11,744	23,143	58,649	57,605
Control Investing	7,318	14,887	22,373	34,422
Real Estate	4,992	2,672	19,511	11,025
Listed Equities	14,117	19,690	32,855	22,646
Non-Oaktree funds	657	1,004	7,080	5,665
Income from investments in companies	19,147	16,871	71,311	66,427
Total investment income	$65,781	$87,647	$249,225	$221,377

Adjusted Expenses

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands)
Expenses:
Compensation and benefits	$(84,817)	$(83,870)	$(381,914)	$(381,937)
Equity-based compensation	(12,668)	(11,906)	(53,639)	(50,098)
Incentive income compensation	(33,348)	(37,149)	(402,828)	(169,683)
General and administrative	(38,298)	(35,508)	(132,340)	(135,654)
Depreciation and amortization	(2,287)	(3,145)	(9,150)	(12,219)
Total adjusted expenses	$(171,418)	$(171,578)	$(979,871)	$(749,591)

Adjusted Interest and Other Expense, Net

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands)
Interest expense, net of interest income (1)	$(6,580)	$(7,387)	$(26,375)	$(31,845)
Other expense, net	(22,561)	(2,098)	(20,364)	(8,392)

(1)
Interest income was $2.1 million and $8.8 million for the quarter and year ended December 31, 2017, respectively, and $2.0 million and $6.6 million for the quarter and year ended December 31, 2016, respectively.

Adjusted Net Income

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands, except per unit data)
Adjusted net income	$126,846	$170,374	$701,100	$572,374
Adjusted net income attributable to OCGH non-controlling interest	(74,122)	(101,111)	(412,593)	(340,718)
Non-Operating Group income (expense) (1)	144,692	(529)	144,143	(1,176)
Adjusted net income-OCG before income taxes	197,416	68,734	432,650	230,480
Income taxes-OCG (1)	(183,871)	(12,615)	(210,949)	(39,756)
Adjusted net income-OCG	$13,545	$56,119	$221,701	$190,724
Adjusted net income per Class A unit	$0.21	$0.89	$3.46	$3.05
Weighted average number of Class A units outstanding	64,961	62,986	64,148	62,565

(1)
The fourth quarter and full-year 2017 include the impact of the Tax Act, which had the effect of increasing income taxes-OCG by $178.2 million and increasing non-Operating Group income by $145.1 million, resulting in a net reduction to adjusted net income-OCG of $33.2 million. Excluding the impact of the Tax Act, ANI attributable to our Class A units for the fourth quarter and full-year 2017 was $0.72 and $3.97 per unit.

Distributable Earnings and Distribution Calculation
Distributable earnings and the calculation of distributions are set forth below:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Distributable Earnings:	(in thousands, except per unit data)

Adjusted net income	$126,846	$170,374	$701,100	$572,374
Investment income	(65,781)	(87,647)	(249,225)	(221,377)
Receipts of investment income from funds (1)	37,204	24,753	128,468	66,390
Receipts of investment income from companies	25,072	21,407	67,995	63,700
Equity-based compensation	12,668	11,906	53,639	50,098
Other (income) expense, net (2)	21,962	—	21,962	—
Operating Group income taxes	218	(144)	(7,632)	(4,635)
Distributable earnings	$158,189	$140,649	$716,307	$526,550

Distribution Calculation:
Operating Group distribution with respect to the period	$134,390	$122,265	$609,222	$458,584
Distribution per Operating Group unit	$0.86	$0.79	$3.90	$2.96
Adjustments per Class A unit:
Distributable earnings-OCG income tax expense	(0.01)	(0.08)	(0.21)	(0.20)
Tax receivable agreement	(0.09)	(0.08)	(0.33)	(0.32)
Non-Operating Group expenses	—	—	(0.02)	(0.03)
Distribution per Class A unit (3).	$0.76	$0.63	$3.34	$2.41

(1)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a fund distribution is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends. Additionally, any impairment charges on our CLO investments included in ANI are, for distributable earnings purposes, amortized over the remaining investment period of the respective CLO to align with the timing of expected cash flows.

(2)
For distributable earnings purposes, the $22 million make-whole premium charge included in ANI in the fourth quarter of 2017 in connection with the early repayment of our 2019 Notes is amortized through the original maturity date of December 2019.

(3)	With respect to the quarter ended December 31, 2017, a distribution was announced on February 6, 2018 and is payable on February 23, 2018.

Units Outstanding

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands)
Weighted Average Units:
OCGH	91,325	91,948	91,643	92,122
Class A	64,961	62,986	64,148	62,565
Total	156,286	154,934	155,791	154,687
Units Eligible for Fiscal Period Distribution:
OCGH	90,969	91,756
Class A	65,298	63,010
Total	156,267	154,766

GAAP Statement of Financial Condition (Unaudited)

	As of December 31, 2017
	Oaktree and Operating Subsidiaries	Consolidated Funds	Eliminations	Consolidated
	(in thousands)
Assets:
Cash and cash-equivalents	$481,631	$—	$—	$481,631
U.S. Treasury and other securities	176,602	—	—	176,602
Corporate investments	1,691,549	—	(681,918)	1,009,631
Deferred tax assets	202,460	—	—	202,460
Receivables and other assets	790,423	—	(2,670)	787,753
Assets of consolidated funds	—	6,356,819	(100)	6,356,719
Total assets	$3,342,665	$6,356,819	$(684,688)	$9,014,796
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$428,297	$—	$5,403	$433,700
Due to affiliates	177,873	—	—	177,873
Debt obligations	746,274	—	—	746,274
Liabilities of consolidated funds	—	4,907,039	(131,255)	4,775,784
Total liabilities	1,352,444	4,907,039	(125,852)	6,133,631
Non-controlling redeemable interests in consolidated funds	—	—	860,548	860,548
Capital:
Unitholders’ capital attributable to OCG	868,984	233,537	(233,537)	868,984
Non-controlling interest in consolidated subsidiaries	1,121,237	325,299	(325,299)	1,121,237
Non-controlling interest in consolidated funds	—	890,944	(860,548)	30,396
Total capital	1,990,221	1,449,780	(1,419,384)	2,020,617
Total liabilities and capital	$3,342,665	$6,356,819	$(684,688)	$9,014,796
Corporate Investments

	As of
	December 31, 2017	September 30, 2017	December 31, 2016
Investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$553,897	$550,888	$422,330
Convertible Securities	28,537	28,134	1,735
Distressed Debt	354,843	370,152	426,108
Control Investing	247,546	250,244	265,919
Real Estate	263,732	133,129	141,234
Listed Equities	137,941	139,628	116,988
Non-Oaktree funds	39,802	94,262	71,682
Investments in companies	42,294	24,242	34,932
Total corporate investments – Non-GAAP	1,668,592	1,590,679	1,480,928
Adjustments (1)	22,957	17,403	4,263
Total corporate investments – Oaktree and operating subsidiaries	1,691,549	1,608,082	1,485,191
Eliminations	(681,918)	(553,095)	(361,459)
Total corporate investments – Consolidated	$1,009,631	$1,054,987	$1,123,732

(1)	This adjusts CLO investments carried at amortized cost to fair value for GAAP reporting.

Fund Data
Information regarding our closed-end, open-end and evergreen funds, together with benchmark data where applicable, is set forth below. For our closed-end and evergreen funds, no benchmarks are presented in the tables as there are no known comparable benchmarks for these funds’ investment philosophy, strategy and implementation.

Closed-end Funds

			As of December 31, 2017
	Investment Period		Total Committed Capital	% Invested (1)	% Drawn (2)	Fund Net Income Since Inception	Distri- butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Incentive Income Recog- nized (Non-GAAP)	Accrued Incentives (Fund Level) (3)	Unreturned Drawn Capital Plus Accrued Preferred Return (4)	IRR Since Inception (5)		Multiple of Drawn Capital (6)
	Start Date	End Date											Gross	Net
	(in millions)
Distressed Debt
Oaktree Opportunities Fund Xb (7)	TBD	—	$8,872	—%	—%	$—	$—	$—	$—	$—	$—	$—	n/a	n/a	n/a
Oaktree Opportunities Fund X (7)	Jan. 2016	Jan. 2019	3,603	81	54	703	81	2,556	3,450	—	136	2,029	41.2%	25.3%	1.5x
Oaktree Opportunities Fund IX	Jan. 2014	Jan. 2017	5,066	nm	100	545	1,671	3,940	4,116	—	—	4,994	5.5	2.9	1.2
Oaktree Opportunities Fund VIIIb	Aug. 2011	Aug. 2014	2,692	nm	100	771	2,020	1,443	1,631	52	—	1,832	8.4	5.5	1.4
Special Account B	Nov. 2009	Nov. 2012	1,031	nm	100	590	1,441	256	248	16	—	165	13.5	11.1	1.6
Oaktree Opportunities Fund VIII	Oct. 2009	Oct. 2012	4,507	nm	100	2,456	5,843	1,121	1,123	165	313	538	12.8	9.0	1.6
Special Account A	Nov. 2008	Oct. 2012	253	nm	100	309	514	48	47	52	9	—	28.0	22.7	2.3
OCM Opportunities Fund VIIb	May 2008	May 2011	10,940	nm	90	8,973	17,844	973	828	1,554	190	—	21.9	16.6	2.0
OCM Opportunities Fund VII	Mar. 2007	Mar. 2010	3,598	nm	100	1,472	4,742	328	411	85	—	491	10.2	7.5	1.5
Legacy funds (8).	Various	Various	12,495	nm	100	10,461	22,923	33	—	1,557	7	—	23.6	18.5	1.9
													22.0%	16.2%
Real Estate Opportunities
Oaktree Real Estate Opportunities Fund VII (9)(10)	Jan. 2016	Jan. 2020	$2,921	63%	15%	$232	$236	$434	$2,604	$—	$45	$220	nm	nm	1.8x
Oaktree Real Estate Opportunities Fund VI	Aug. 2012	Aug. 2016	2,677	nm	100	1,282	1,780	2,179	1,676	22	226	1,703	15.5%	10.5%	1.6
Oaktree Real Estate Opportunities Fund V	Mar. 2011	Mar. 2015	1,283	nm	100	985	1,968	300	153	130	57	—	17.4	12.9	1.9
Special Account D	Nov. 2009	Nov. 2012	256	nm	100	203	378	89	—	4	16	14	14.9	12.8	1.8
Oaktree Real Estate Opportunities Fund IV	Dec. 2007	Dec. 2011	450	nm	100	392	759	83	64	58	17	—	15.9	10.8	2.0
Legacy funds (8).	Various	Various	2,341	nm	99	2,010	4,324	2	—	232	—	—	15.2	11.9	1.9
													15.6%	11.9%
Real Estate Debt
Oaktree Real Estate Debt Fund II (9)(11)	Mar. 2017	Mar. 2020	$1,237	47%	13%	$6	$9	$153	$584	$—	$1	$150	nm	nm	1.1x
Oaktree Real Estate Debt Fund	Sep. 2013	Oct. 2016	1,112	nm	81	157	507	552	594	6	17	425	24.9%	18.8%	1.3
Oaktree PPIP Fund (12) .	Dec. 2009	Dec. 2012	2,322	nm	48	457	1,570	—	—	47	—	—	28.2	n/a	1.4

Real Estate Income (13)
Special Account G (9)(11)	Oct. 2016	Oct. 2020	$615	66%	66%	$39	$40	$405	$384	$—	$8	$387	nm	nm	1.1x

European Principal (14)
Oaktree European Principal Fund IV (7)(9)	Jul. 2017	Jul. 2022	€1,119	77%	54%	€(15)	€2	€584	€1,090	€—	€—	€610	nm	nm	1.0x
Oaktree European Principal Fund III	Nov. 2011	Nov. 2016	€3,164	nm	85	€2,200	€1,104	€3,845	€2,682	€—	€427	€2,603	19.4%	13.3%	1.9
OCM European Principal Opportunities Fund II	Dec. 2007	Dec. 2012	€1,759	nm	100	€399	€1,866	€264	€599	€29	€—	€715	8.4	4.3	1.4
OCM European Principal Opportunities Fund	Mar. 2006	Mar. 2009	$495	nm	96	$454	$927	$—	$—	$87	$—	$—	11.7	8.9	2.1
													13.6%	9.1%

			As of December 31, 2017
	Investment Period		Total Committed Capital	% Invested (1)	% Drawn (2)	Fund Net Income Since Inception	Distri- butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Incentive Income Recog- nized (Non-GAAP)	Accrued Incentives (Fund Level) (3)	Unreturned Drawn Capital Plus Accrued Preferred Return (4)	IRR Since Inception (5)		Multiple of Drawn Capital (6)
	Start Date	End Date											Gross	Net
	(in millions)
Power Opportunities
Oaktree Power Opportunities Fund IV	Nov. 2015	Nov. 2020	$1,106	65%	65%	$53	$1	$770	$1,078	$—	$—	$777	13.3%	7.0%	1.1x
Oaktree Power Opportunities Fund III	Apr. 2010	Apr. 2015	1,062	nm	66	505	650	559	369	24	73	268	22.5	14.5	1.8
Legacy funds (8).	Various	Various	1,470	nm	63	1,689	2,616	—	—	123	—	—	35.1	27.4	2.8
													34.5%	26.3%
Special Situations (15)
Oaktree Special Situations Fund (7)	Nov. 2015	Nov. 2018	$1,377	88%	48%	$174	$159	$675	$1,262	$—	$34	$552	43.0%	23.8%	1.4x
Other funds:
Oaktree Principal Fund V	Feb. 2009	Feb. 2015	$2,827	nm	91%	$481	$1,674	$1,393	$1,621	$50	$—	$2,099	7.6%	3.5%	1.3x
Special Account C	Dec. 2008	Feb. 2014	505	nm	91	200	413	247	276	21	—	268	10.6	7.4	1.5
OCM Principal Opportunities Fund IV	Oct. 2006	Oct. 2011	3,328	nm	100	3,068	5,887	509	—	450	148	—	12.6	9.1	2.1
Legacy funds (8).	Various	Various	3,701	nm	100	2,710	6,404	7	—	405	1	—	14.4	11.1	1.8
													13.1%	9.4%
Infrastructure Investing
Highstar Capital IV (16).	Nov. 2010	Nov. 2016	$2,000	nm	100%	$498	$696	$1,802	$1,329	$—	$2	$1,939	12.1%	7.7%	1.4x

European Private Debt (14)
Oaktree European Capital Solutions Fund (7)(11)	Dec. 2015	Dec. 2018	€703	77%	58%	€19	€155	€247	€264	€—	€2	€243	10.1%	6.3%	1.1x
Oaktree European Dislocation Fund	Oct. 2013	Oct. 2016	€294	nm	57	€39	€182	€39	€24	€2	€4	€18	20.5	14.6	1.3
Special Account E	Oct. 2013	Apr. 2015	€379	nm	69	€63	€295	€29	€13	€4	€6	€7	14.2	11.0	1.3
													14.8%	10.8%
U.S. Private Debt (17)
Oaktree Mezzanine Fund IV (11)	Oct. 2014	Oct. 2019	$852	64%	64%	$78	$90	$535	$511	$—	$11	$519	11.9%	8.5%	1.2x
Oaktree Mezzanine Fund III (18).	Dec. 2009	Dec. 2014	1,592	nm	89	437	1,542	318	339	15	28	270	15.0	10.4 / 8.6	1.4
OCM Mezzanine Fund II	Jun. 2005	Jun. 2010	1,251	nm	88	488	1,504	91	—	—	—	166	10.9	7.4	0.6
OCM Mezzanine Fund (19).	Oct. 2001	Oct. 2006	808	nm	96	302	1,075	—	—	38	—	—	15.4	10.8 / 10.5	1.5
													13.0%	8.7%
Emerging Markets Opportunities
Oaktree Emerging Market Opportunities Fund	Sep. 2013	Sep. 2017	$384	nm	78%	$112	$212	$198	$140	$—	$20	$149	16.4%	11.0%	1.5x
Special Account F	Jan. 2014	Sep. 2017	253	nm	96	74	187	129	127	—	15	95	16.0	11.4	1.4
									30,576	(14)	1,901	(14)	16.2%	11.2%
							Other (20)		8,114		2
							Total (21)		$38,690		$1,903

(1)
For our incentive-creating closed-end funds in their investment periods, this percentage equals invested capital divided by committed capital. Invested capital for this purpose is the sum of capital drawn from fund investors plus net borrowings, if any, outstanding, under a fund-level credit facility where such borrowings were made in lieu of drawing capital from fund investors.

(2)
Represents capital drawn from fund investors, net of distributions to such investors of uninvested capital, divided by committed capital. The aggregate change in drawn capital for the three months ended December 31, 2017 was $1.2 billion.

(3)	Accrued incentives (fund level) exclude non-GAAP incentive income previously recognized.

(4)
Unreturned drawn capital plus accrued preferred return reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(5)
The internal rate of return (“IRR”) is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash contributions/distributions to investors and the residual value of such investor’s capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund’s general partner. To the extent material, gross returns include certain transaction, advisory, directors or other ancillary fees (“fee income”) paid directly to us in connection with our funds’ activities (we credit all such fee income back to the respective fund(s) so that our funds’ investors share pro rata in the fee income’s economic benefit). Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund’s general partner.

(6)	Multiple of drawn capital is calculated as drawn capital plus gross income and, if applicable, fee income before fees and expenses divided by drawn capital.

(7)
Fund data include the performance of the main fund and any associated fund-of-one accounts, except the gross and net IRRs presented reflect only the performance of the main fund. Certain fund-of-one accounts pay management fees based on cost basis, rather than committed capital.

(8)
Legacy funds represent certain predecessor funds within the relevant strategy that have substantially or completely liquidated their assets, including funds managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree’s founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(9)	The IRR is not considered meaningful (“nm”) as the period from the initial capital contribution through December 31, 2017 was less than 18 months.

(10)	A portion of this fund pays management fees based on drawn, rather than committed, capital.

(11)
Management fees during the investment period are calculated on drawn capital or cost basis, rather than committed capital. As a result, as of December 31, 2017 management fee-generating AUM included only that portion of committed capital that had been drawn.

(12)
Due to differences in the allocation of income and expenses to this fund’s two primary limited partners, the U.S. Treasury and Oaktree PPIP Private Fund, a combined net IRR is not presented. Of the $2,322 million in capital commitments, $1,161 million related to the Oaktree PPIP Private Fund, whose gross and net IRR were 24.7% and 18.6%, respectively.

(13)	Effective August 2017, the Real Estate Value-Add strategy was renamed Real Estate Income.

(14)	Aggregate IRRs or totals are based on the conversion of cash flows or amounts, respectively, from euros to USD using the December 31, 2017 spot rate of $1.20.

(15)
Effective November 2016, the Global Principal strategy was renamed Special Situations. The aggregate gross and net IRRs presented for this strategy exclude the performance of Oaktree Special Situations Fund.

(16)
The fund follows the American-style distribution waterfall, whereby the general partner may receive an incentive allocation as soon as it has returned the drawn capital and paid a preferred return on the fund’s realized investments (i.e., on a deal-by-deal basis). However, such cash distributions of incentives may be subject to repayment, or clawback. As of December 31, 2017, Oaktree had not recognized any incentive income from this fund. The accrued incentives (fund level) amount shown for this fund represents Oaktree’s effective 8% of the potential incentives generated by this fund in accordance with the terms of the Highstar acquisition.

(17)	Effective April 2017, the Mezzanine Finance strategy was renamed U.S. Private Debt, and includes our Mezzanine Finance and Direct Lending funds.

(18)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.4% and Class B interests was 8.6%. The combined net IRR for Class A and Class B interests was 9.6%.

(19)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.8% and Class B interests was 10.5%. The combined net IRR for the Class A and Class B interests was 10.6%.

(20)	This includes our closed-end Senior Loan funds, CLOs, a non-Oaktree fund and certain separate accounts and co-investments.

(21)
The total excludes one closed-end fund with management fee-generating AUM aggregating $155 million as of December 31, 2017, which has been included as part of the Strategic Credit strategy within the evergreen funds table.

Open-end Funds

		Manage- ment Fee-gener- ating AUM as of Dec. 31, 2017	Year Ended December 31, 2017			Since Inception through December 31, 2017
	Strategy Inception		Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Rele- vant Bench- mark	Oaktree		Rele- vant Bench- mark	Oaktree Gross	Rele- vant Bench- mark
			Gross	Net		Gross	Net
		(in millions)

U.S. High Yield Bonds	1986	$16,428	6.1%	5.5%	6.9%	9.3%	8.7%	8.3%	0.81	0.57
Global High Yield Bonds	2010	4,377	6.7	6.2	7.5	7.4	6.9	7.0	1.17	1.14
European High Yield Bonds	1999	1,012	7.5	7.0	8.2	8.1	7.6	6.4	0.73	0.46
U.S. Convertibles	1987	2,668	9.1	8.6	13.7	9.4	8.8	8.3	0.50	0.38
Non-U.S. Convertibles	1994	1,468	8.9	8.3	3.7	8.4	7.8	5.5	0.80	0.41
High Income Convertibles	1989	1,091	7.6	6.8	7.0	11.3	10.5	8.2	1.07	0.61
U.S. Senior Loans	2008	1,311	4.6	4.1	4.2	6.1	5.5	5.2	1.12	0.66
European Senior Loans	2009	1,753	2.9	2.4	3.3	7.8	7.3	8.5	1.69	1.69
Emerging Markets Equities	2011	4,024	34.7	33.7	37.3	3.2	2.4	2.6	0.16	0.14
Multi-Strategy Credit (2)	2017	702	nm	nm	nm	nm	nm	nm	nm	nm
Other		354
Total		$35,188

(1)	Returns represent time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. The returns for Relevant Benchmarks are presented on a gross basis.

(2)
Performance is not considered meaningful (“nm”) as the period from the initial capital contribution through December 31, 2017 was less than 18 months. As a result, returns for the relevant benchmark and the Sharpe Ratio have been excluded.

Evergreen Funds

		As of December 31, 2017				Year Ended December 31, 2017		Since Inception through December 31, 2017
		AUM	Manage- ment Fee-gener- ating AUM	Accrued Incen- tives (Fund Level)
	Strategy Inception					Rates of Return (1)		Annualized Rates of Return (1)
						Gross	Net	Gross	Net
		(in millions)

Strategic Credit (2).	2012	$5,087	$4,672	$1	(3)	14.2%	11.1%	9.4%	6.9%
Value Opportunities	2007	1,102	1,028	—	(3)	10.7	8.5	9.6	5.8
Emerging Markets Debt (4)	2015	896	315	5	(3)	19.0	14.9	16.6	13.0
Value Equities (5)	2012	461	430	—	(3)	34.3	25.3	22.0	16.0
			6,445	6
Other (6)			262	6
Restructured funds			—	5
Total (2)			$6,707	$17

(1)	Returns represent time-weighted rates of return.

(2)
Includes our publicly-traded BDCs and one closed-end fund with $135 million and $155 million of AUM and management fee-generating AUM, respectively. The rates of return reflect the performance of a composite of certain evergreen accounts and exclude our publicly-traded BDCs.

(3)
For the year ended December 31, 2017, gross incentive income recognized by Oaktree totaled $14.2 million for Strategic Credit, $5.5 million for Value Opportunities, $8.4 million for Emerging Markets Debt and $15.6 million for Value Equities.

(4)
Includes the Emerging Markets Debt Total Return and Emerging Markets Opportunities strategies. The rates of return reflect the performance of a composite of accounts for the Emerging Markets Debt Total Return strategy, including a single account with a December 2014 inception date.

(5)	Includes performance of a proprietary fund with an initial capital commitment of $25 million since its inception in May 2012.

(6)	Includes the Emerging Markets Absolute Return strategy and evergreen separate accounts in the Real Estate Debt strategy.

GLOSSARY
Accrued incentives (fund level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of accrued incentives recognized as revenue by us as incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among many factors.
Adjusted net income (“ANI”) is a measure of profitability for our investment management business. The components of revenues (“adjusted revenues”) and expenses (“adjusted expenses”) used in the determination of ANI do not give effect to the consolidation of the funds that we manage. Adjusted revenues include investment income (loss) that is classified in other income (loss) in the GAAP statements of operations. Adjusted revenues and expenses also reflect Oaktree’s proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs are classified for ANI as expenses and under GAAP as other income. In addition, ANI excludes the effect of (a) non-cash equity-based compensation expense related to unit grants made before our initial public offering, (b) acquisition-related items, including amortization of intangibles and changes in the contingent consideration liability, (c) income taxes, (d) other income or expenses applicable to OCG or its Intermediate Holding Companies, and (e) the adjustment for non-controlling interests. Moreover, gains and losses resulting from foreign-currency transactions and hedging activities under GAAP are recognized as general and administrative expense whether realized or unrealized in the current period, but for ANI, unrealized gains and losses from foreign-currency hedging activities are deferred until realized, at which time they are included in the same revenue or expense line item as the underlying exposure that was hedged. Additionally, for ANI, foreign-currency transaction gains and losses are included in other income (expense), net. Incentive income and incentive income compensation expense are included in ANI when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. CLO investments are carried at fair value for GAAP reporting, whereas for ANI, they are carried at amortized cost, subject to any impairment charges. Investment income on CLO investments is recognized in ANI when cash distributions are received. Cash distributions are allocated between income and return of capital based on the effective yield method. ANI is calculated at the Operating Group level.
Beginning with the second quarter of 2017, the definition of ANI was modified with respect to third-party placement costs associated with closed-end funds and liability-classified EVUs to conform to the GAAP treatment. Under GAAP, placement costs are expensed as incurred and liability-classified EVUs are remeasured as of each reporting date. Previously for ANI, placement costs were capitalized and amortized in proportion to the associated management fee stream, and liability-classified EVUs were treated as equity-classified awards. All prior periods have been recast for these changes.
Adjusted net income–OCG, or adjusted net income per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive and investment income-generating assets. As a result, historically our fee-related earnings and investment income arising from our one-fifth ownership stake in DoubleLine generally have been subject to corporate-level taxation, and most of our incentive income and other investment income generally has not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings and DoubleLine-related investment income represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.
Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of the assets we manage, the leverage on which management fees are charged, the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments. For our CLOs, AUM represents the aggregate par value of collateral assets and principal cash, and for our publicly-traded BDCs, gross assets (including assets acquired with leverage), net of cash. Our AUM includes amounts for which we charge no management fees.

•
Management fee-generating assets under management (“management fee-generating AUM”) is a forward-looking metric and reflects the beginning AUM on which we will earn management fees in the following quarter. Our closed-end funds typically pay management fees based on committed capital, drawn capital or cost basis during the investment period, without regard to changes in NAV, and during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund. The annual management fee rate generally remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds typically pay management fees based on their NAV, our CLOs pay management fees based on the aggregate par value of collateral assets and principal cash, as defined in the applicable CLO indentures, and our publicly-traded BDCs pay management fees based on gross assets (including assets acquired with leverage), net of cash. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for most closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	Undrawn capital commitments to funds for which management fees are based on drawn capital, NAV or cost basis;

◦	Oaktree’s general partner investments in management fee-generating funds; and

◦	Funds that are no longer paying management fees and co-investments that pay no management fees.

•
Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It generally represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding CLOs and investments made by us and our employees and directors (which are not subject to an incentive allocation), and gross assets (including assets acquired with leverage), net of cash, for our publicly-traded BDCs. With respect to BDCs, only the incentive fee on capital gains can be generated from incentive-creating AUM. All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently above their preferred return or high-water mark and therefore generating incentives. Incentive-creating AUM does not include undrawn capital commitments.

Consolidated funds refers to the funds and CLOs that Oaktree is required to consolidate as of the respective reporting date.
Distributable earnings is a non-GAAP performance measure derived from our non-GAAP results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.
Distributable earnings and distributable earnings revenues differ from ANI in that they exclude investment income or loss and include the receipt of investment income or loss from distributions by our investments in funds and companies. Additionally, any impairment charges on our CLO investments included in ANI are, for distributable earnings purposes, amortized over the remaining investment period of the respective CLO, in order to align with the timing of expected cash flows. In addition, distributable earnings differs from ANI in that make-whole premium charges related to the repayment of debt included in ANI are, for distributable earnings purposes, amortized through the original maturity date of the repaid debt. Finally, distributable earnings differs from ANI in that it is net of Operating Group income taxes and excludes non-cash equity-based compensation expense.
Distributable earnings–OCG, or distributable earnings per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership.  Distributable earnings-OCG represents distributable earnings, including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) amounts payable under a tax receivable agreement.  The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Economic net income (“ENI”) is a non-GAAP performance measure that we use to evaluate the financial performance of our business by applying the “Method 2,” instead of the “Method 1,” revenue recognition approach to accounting for incentive income. ANI follows Method 1, except incentive income is recognized when the underlying fund distributions are known or knowable as of the respective quarter end, as opposed to the fixed or determinable standard of Method 1. The Method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.
Economic net income revenues is a non-GAAP measure applying the Method 2, instead of the Method 1, approach to accounting for incentive income, and reflects the adjustments described above and under the definition of ANI.
Economic net income–OCG, or economic net income per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income-OCG represents ENI, including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG.  The income tax expense included in economic net income-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Equity value units (“EVUs”) represent special limited partnership units in Oaktree Capital Group Holdings, L.P. (“OCGH”) that entitle the holder the right to receive a one-time special distribution that will be settled in OCGH units based on value created during a specified period (“Term”) in excess of a fixed “Base Value.” The Base Value will be reduced by certain distributions and profit sharing payments received by the holder and the full value of certain OCGH units granted. The value created will be measured on a per unit basis, based on Class A unit trading prices and certain components of quarterly distributions with respect to the period during the Term. EVUs also give the holder the right, subject to service vesting and Oaktree performance relative to the accreting Base Value, to receive certain quarterly distributions from OCGH. EVUs do not entitle the holder to any voting rights.
Fee-related earnings (“FRE”) is a non-GAAP performance measure that we use to monitor the baseline earnings of our business. FRE is derived from our non-GAAP results and is comprised of management fees (“fee-related earnings revenues”) less operating expenses other than incentive income compensation expense and non-cash equity-based compensation expense. FRE is considered baseline because it excludes all non-management fee revenue sources (such as earnings from our minority equity interest in DoubleLine) and applies all cash compensation and benefits other than incentive income compensation expense, as well as all general and administrative expenses, to management fees, even though those expenses also support the generation of incentive and investment income. FRE is presented before income taxes.
Fee-related earnings–OCG, or fee-related earnings per Class A unit, is a non-GAAP performance measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings–OCG represents FRE including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings–OCG income taxes is calculated excluding any incentive income or investment income (loss).
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.
Invested capital reflects deployed capital, whether involving drawn or recycled equity capital, or borrowings from fund-level credit facilities.  This metric is used in connection with incentive-creating closed-end funds and certain evergreen funds.
Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities) without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.
Oaktree, OCG, we, us, our or the Company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities in which we have a minority economic interest and indirect control that either (i) act as or control the general partners and investment advisers of our funds or (ii) hold interests in other entities or investments generating income for us.
Relevant Benchmark refers, with respect to:

•	our U.S. High Yield Bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•
our Global High Yield Bond strategy, to an Oaktree custom global high yield index that represents 60% ICE BofAML High Yield Master II Constrained Index and 40% ICE BofAML Global Non-Financial High Yield European Issuers 3% Constrained, ex-Russia Index – USD Hedged from inception through December 31, 2012, and the ICE BofAML Non-Financial Developed Markets High Yield Constrained Index – USD Hedged thereafter;

•	our European High Yield Bond strategy, to the ICE BofAML Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. Senior Loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European Senior Loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. Convertible Securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004, and the ICE BofAML All U.S. Convertibles Index thereafter;

•
our non-U.S. Convertible Securities strategy, to an Oaktree custom non-U.S. convertible index that represents the JACI Global ex-U.S. (Local) Index from inception through December 31, 2014 and the Thomson Reuters Global Focus ex-U.S. (USD hedged) Index thereafter;

•	our High Income Convertible Securities strategy, to the Citigroup U.S. High Yield Market Index; and

•	our Emerging Markets Equities strategy, to the Morgan Stanley Capital International Emerging Markets Index (Net).

Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds through their investment periods and certain evergreen funds. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

EXHIBIT A
Use of Non-GAAP Financial Information
Oaktree discloses certain non-GAAP financial measures in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, net income, net income per Class A unit or other financial measures presented in accordance with GAAP.
Reconciliation of GAAP to Non-GAAP Results
The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income, fee-related earnings and distributable earnings.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$13,414	$59,283	$231,494	$194,705
Incentive income (1)	(55,607)	(38,474)	(13,653)	1,407
Incentive income compensation (1)	55,607	38,474	13,653	(1,407)
Investment income (2)	(5,983)	(2,081)	(30,613)	(21,814)
Equity-based compensation (3)	1,140	3,358	5,698	13,626
Foreign-currency hedging (4)	2,413	(9,341)	1,453	1,496
Acquisition-related items (5)	3,294	827	1,838	(924)
Income taxes (6)	183,742	12,701	215,442	42,519
Non-Operating Group (income) expenses (7)	(144,692)	529	(144,143)	1,176
Non-controlling interests (7)	73,518	105,098	419,931	341,590
Adjusted net income	126,846	170,374	701,100	572,374
Incentive income	(72,857)	(71,186)	(731,224)	(355,152)
Incentive income compensation	33,348	37,149	402,828	169,683
Investment income	(65,781)	(87,647)	(249,225)	(221,377)
Equity-based compensation (8)	12,668	11,906	53,639	50,098
Interest expense, net of interest income	6,580	7,387	26,375	31,845
Other (income) expense, net	22,561	2,098	20,364	8,392
Fee-related earnings	63,365	70,081	223,857	255,863
Incentive income	72,857	71,186	731,224	355,152
Incentive income compensation	(33,348)	(37,149)	(402,828)	(169,683)
Receipts of investment income from funds (9)	37,204	24,753	128,468	66,390
Receipts of investment income from companies	25,072	21,407	67,995	63,700
Interest expense, net of interest income	(6,580)	(7,387)	(26,375)	(31,845)
Other (income) expense, net	(599)	(2,098)	1,598	(8,392)
Operating Group income taxes	218	(144)	(7,632)	(4,635)
Distributable earnings	$158,189	$140,649	$716,307	$526,550

(1)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG.

(2)
This adjustment adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs which under GAAP are marked-to-market but for ANI are accounted for at amortized cost, subject to impairment.

(3)
This adjustment adds back the effect of equity-based compensation expense related to unit grants made before our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of unrealized gains and losses related to foreign-currency hedging between adjusted net income and net income attributable to OCG.

(5)
This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability, which are excluded from adjusted net income.

(6)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(7)
Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or non-controlling interests.

(8)
This adjustment adds back the effect of equity-based compensation expense related to unit grants made after our initial public offering, which is excluded from fee-related earnings because it is non-cash in nature and does not impact our ability to fund our operations.

(9)
This adjustment reflects the portion of distributions received from funds characterized as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income-OCG, fee-related earnings-OCG and distributable earnings-OCG.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$13,414	$59,283	$231,494	$194,705
Incentive income attributable to OCG (1)	(23,113)	(15,641)	(6,004)	407
Incentive income compensation attributable to OCG (1)	23,113	15,641	6,004	(407)
Investment income attributable to OCG (2)	(2,487)	(846)	(12,608)	(8,807)
Equity-based compensation attributable to OCG (3)	474	1,365	2,341	5,512
Foreign-currency hedging attributable to OCG (4)	1,003	(3,797)	618	572
Acquisition-related items attributable to OCG (5)	1,369	336	759	(372)
Non-controlling interests attributable to OCG (5)	(228)	(222)	(903)	(886)
Adjusted net income-OCG (6)	13,545	56,119	221,701	190,724
Incentive income attributable to OCG	(30,283)	(28,939)	(300,718)	(143,595)
Incentive income compensation attributable to OCG	13,861	15,102	165,669	68,609
Investment income attributable to OCG	(27,342)	(35,631)	(102,644)	(89,698)
Equity-based compensation attributable to OCG (7)	5,266	4,841	22,089	20,267
Interest expense, net of interest income attributable to OCG	2,934	3,246	10,720	13,002
Other (income) expense attributable to OCG	9,378	853	8,474	3,400
Non-fee-related earnings income taxes attributable to OCG (8)	7,038	6,160	29,205	26,238
Fee-related earnings-OCG (6)	(5,603)	21,751	54,496	88,947
Incentive income attributable to OCG	30,283	28,939	300,718	143,595
Incentive income compensation attributable to OCG	(13,861)	(15,102)	(165,669)	(68,609)
Receipts of investment income from funds attributable to OCG	15,464	10,062	52,923	26,879
Receipts of investment income from companies attributable to OCG	10,421	8,703	28,041	25,784
Interest expense, net of interest income attributable to OCG	(2,934)	(3,246)	(10,720)	(13,002)
Other (income) expense attributable to OCG	(145,313)	(853)	(144,409)	(3,400)
Non-fee-related earnings income taxes attributable to OCG (8)	(7,038)	(6,160)	(29,205)	(26,238)
Distributable earnings-OCG income taxes	1,618	(6,467)	(5,394)	(11,939)
Tax receivable agreement	(5,415)	(5,151)	(21,608)	(20,469)
Income taxes of Intermediate Holding Companies	183,960	12,557	207,810	37,884
Distributable earnings-OCG (6)	$61,582	$45,033	$266,983	$179,432

(1)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income-OCG and net income attributable to OCG.

(2)
This adjustment adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs which under GAAP are marked-to-market but for ANI are accounted for at amortized cost, subject to impairment.

(3)
This adjustment adds back the effect of equity-based compensation expense attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of unrealized gains and losses related to foreign-currency hedging between adjusted net income-OCG and net income attributable to OCG.

(5)
This adjustment adds back the effect of (a) acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability and (b) non-controlling interests, which are both excluded from ANI.

(6)
Adjusted net income-OCG, fee-related earnings-OCG and distributable earnings-OCG are calculated to evaluate the portion of adjusted net income, fee-related earnings and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. Reconciliations of fee-related earnings to fee-related earnings-OCG and distributable earnings to distributable earnings-OCG are presented below.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands, except per unit data)
Fee-related earnings	$63,365	$70,081	$223,857	$255,863
Fee-related earnings attributable to OCGH non-controlling interest	(37,026)	(41,589)	(131,622)	(152,347)
Non-Operating Group income (expense)	144,891	(286)	144,005	(1,051)
Fee-related earnings-OCG income taxes	(176,833)	(6,455)	(181,744)	(13,518)
Fee-related earnings-OCG	$(5,603)	$21,751	$54,496	$88,947
Fee-related earnings per Class A unit	$(0.09)	$0.35	$0.85	$1.42
Weighted average number of Class A units outstanding	64,961	62,986	64,148	62,565

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands, except per unit data)
Distributable earnings	$158,189	$140,649	$716,307	$526,550
Distributable earnings attributable to OCGH non-controlling interest	(92,438)	(83,469)	(421,401)	(313,534)
Non-Operating Group expenses	(372)	(529)	(921)	(1,176)
Distributable earnings-OCG income taxes	1,618	(6,467)	(5,394)	(11,939)
Tax receivable agreement	(5,415)	(5,151)	(21,608)	(20,469)
Distributable earnings-OCG	$61,582	$45,033	$266,983	$179,432
Distributable earnings per Class A unit	$0.95	$0.71	$4.16	$2.87
Weighted average number of Class A units outstanding	64,961	62,986	64,148	62,565

(7)
This adjustment adds back the effect of equity-based compensation expense attributable to OCG related to unit grants made after our initial public offering, which is excluded from fee-related earnings-OCG, because it is non-cash in nature and does not impact our ability to fund our operations.

(8)
This adjustment adds back income taxes associated with incentive income, incentive income compensation expense or investment income or loss, which are not included in the calculation of fee-related earnings-OCG.

The following table reconciles net income attributable to Oaktree Capital Group, LLC to the GAAP and non-GAAP financial measures included in this earnings release, excluding the impact of the Tax Act.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$13,414	$59,283	$231,494	$194,705
Impact of the Tax Act	33,178	—	33,178	—
Net income attributable to Oaktree Capital Group, LLC, excluding the impact of the Tax Act	46,592	59,283	264,672	194,705
Reconciling adjustments (1)	131	(3,164)	(9,793)	(3,981)
Adjusted net income-OCG, excluding the impact of the Tax Act	46,723	56,119	254,879	190,724
Impact of the Tax Act	(2,126)	—	(2,126)	—
Reconciling adjustments (1)	(19,148)	(34,368)	(167,205)	(101,777)
Fee-related earnings-OCG, excluding the impact of the Tax Act	$25,449	$21,751	$85,548	$88,947

(1)	Please refer to the table on page 30 for a detailed reconciliation of adjusted GAAP net income attributable to OCG to adjusted net income-OCG and fee-related earnings-OCG.

The following table reconciles GAAP revenues to adjusted revenues, fee-related earnings revenues and distributable earnings revenues.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands)
GAAP revenues	$311,095	$298,310	$1,469,767	$1,125,746
Consolidated funds (1)	27,229	30,761	100,920	57,737
Incentive income (2)	(55,607)	(38,474)	(13,653)	1,407
Investment income (3)	44,688	60,840	170,676	177,312
Adjusted revenues	327,405	351,437	1,727,710	1,362,202
Incentive income	(72,857)	(71,186)	(731,224)	(355,152)
Investment income	(65,781)	(87,647)	(249,225)	(221,377)
Fee-related earnings revenues	188,767	192,604	747,261	785,673
Incentive income	72,857	71,186	731,224	355,152
Receipts of investment income from funds	37,204	24,753	128,468	66,390
Receipts of investment income from companies	25,072	21,407	67,995	63,700
Distributable earnings revenues	$323,900	$309,950	$1,674,948	$1,270,915

(1)
This adjustment adds back the amounts attributable to the consolidated funds that were eliminated in consolidation, the reclassification of gains and losses related to foreign-currency hedging activities from general and administrative expense to revenues, and the elimination of non-controlling interests from adjusted revenues.

(2)	This adjustment adds back the effect of timing differences associated with the recognition of incentive income between adjusted revenues and GAAP revenues.

(3)
This adjustment reclassifies consolidated investment income from other income (loss) to revenues and adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs between adjusted revenues and GAAP revenues.

The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income and economic net income.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$13,414	$59,283	$231,494	$194,705
Reconciling adjustments (1)	113,432	111,091	469,606	377,669
Adjusted net income	126,846	170,374	701,100	572,374
Change in accrued incentives (fund level), net of associated incentive income compensation (2).	20,961	73,826	(25,690)	135,002
Economic net income (3)	$147,807	$244,200	$675,410	$707,376

(1)	Please refer to the table on page 29 for a detailed reconciliation of net income attributable to Oaktree Capital Group, LLC to adjusted net income.

(2)
The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)	Please see Glossary for the definition of economic net income.

The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income-OCG and economic net income-OCG.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$13,414	$59,283	$231,494	$194,705
Reconciling adjustments (1)	131	(3,164)	(9,793)	(3,981)
Adjusted net income-OCG (2)	13,545	56,119	221,701	190,724
Change in accrued incentives (fund level), net of associated incentive income compensation attributable to OCG	8,713	30,013	(10,572)	54,928
Economic net income-OCG income taxes	(183,933)	(10,882)	(211,125)	(37,322)
Income taxes-OCG	183,871	12,615	210,949	39,756
Economic net income-OCG (2)	$22,196	$87,865	$210,953	$248,086

(1)	Please refer to the table on page 30 for a detailed reconciliation of net income attributable to Oaktree Capital Group, LLC to adjusted net income-OCG.

(2)
Adjusted net income-OCG and economic net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of economic net income to economic net income-OCG is presented below.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands, except per unit data)
Economic net income	$147,807	$244,200	$675,410	$707,376
Economic net income attributable to OCGH non-controlling interest	(86,370)	(144,924)	(397,475)	(420,792)
Non-Operating Group expenses	144,692	(529)	144,143	(1,176)
Economic net income-OCG income taxes	(183,933)	(10,882)	(211,125)	(37,322)
Economic net income-OCG	$22,196	$87,865	$210,953	$248,086
Economic net income per Class A unit	$0.34	$1.39	$3.29	$3.97
Weighted average number of Class A units outstanding	64,961	62,986	64,148	62,565

The following table reconciles net income attributable to Oaktree Capital Group, LLC to the GAAP and non-GAAP financial measures included in this earnings release, excluding the impact of the Tax Act.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$13,414	$59,283	$231,494	$194,705
Impact of the Tax Act	33,178	—	33,178	—
Net income attributable to Oaktree Capital Group, LLC, excluding the impact of the Tax Act	46,592	59,283	264,672	194,705
Reconciling adjustments (1)	131	(3,164)	(9,793)	(3,981)
Adjusted net income-OCG, excluding the impact of the Tax Act	46,723	56,119	254,879	190,724
Reconciling adjustments (2)	8,651	31,746	(10,748)	57,362
Economic net income-OCG, excluding the impact of the Tax Act	$55,374	$87,865	$244,131	$248,086

(1)	Please refer to the table on page 30 for a detailed reconciliation of net income attributable to Oaktree Capital Group, LLC to adjusted net income-OCG.

(2)	Please refer to the table on page 33 for a detailed reconciliation of adjusted net income-OCG to economic net income-OCG.
The following table reconciles GAAP revenues to adjusted revenues and economic net income revenues.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands)
GAAP revenues	$311,095	$298,310	$1,469,767	$1,125,746
Consolidated funds (1)	27,229	30,761	100,920	57,737
Incentive income (2)	(55,607)	(38,474)	(13,653)	1,407
Investment income (3)	44,688	60,840	170,676	177,312
Adjusted revenues	327,405	351,437	1,727,710	1,362,202
Incentives created	132,531	236,475	637,466	784,032
Incentive income	(72,857)	(71,186)	(731,224)	(355,152)
Economic net income revenues	$387,079	$516,726	$1,633,952	$1,791,082

(1)
This adjustment adds back the amounts attributable to the consolidated funds that were eliminated in consolidation, the reclassification of gains and losses related to foreign-currency hedging activities from general and administrative expense to revenues, and the elimination of non-controlling interests from adjusted revenues.

(2)	This adjustment adds back the effect of timing differences associated with the recognition of incentive income between adjusted revenues and GAAP revenues.

(3)
This adjustment reclassifies consolidated investment income from other income (loss) to revenues and adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs between adjusted revenues and GAAP revenues.

The following tables reconcile GAAP consolidated financial data to non-GAAP data:

	As of or for the Three Months Ended December 31, 2017
	Consolidated	Adjustments	ANI
	(in thousands)
Management fees (1)	$184,146	$4,621	$188,767
Incentive income (1)	126,949	(54,092)	72,857
Investment income (1)	50,671	15,110	65,781
Total expenses (2)	(239,582)	68,164	(171,418)
Interest expense, net (3)	(41,091)	34,511	(6,580)
Other income (expense), net (4)	123,540	(146,101)	(22,561)
Other income of consolidated funds (5)	76,940	(76,940)	—
Income taxes	(183,742)	183,742	—
Net income attributable to non-controlling interests in consolidated funds	(9,661)	9,661	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(74,756)	74,756	—
Net income attributable to Oaktree Capital Group, LLC/Adjusted net income	$13,414	$113,432	$126,846

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) for management fees, reclassifies $966 of net losses related to foreign-currency hedging activities from general and administrative expense, (c) for incentive income, includes $55,607 related to timing differences in the recognition of incentive income between net income attributable to OCG and adjusted net income, and (d) for investment income, includes $5,983 related to corporate investments in CLOs, which under GAAP are marked-to-market but for ANI accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $1,140 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $3,534, (c) expenses incurred by the Intermediate Holding Companies of $173, (d) the effect of timing differences in the recognition of incentive income compensation expense between net income attributable to OCG and adjusted net income of $55,607, (e) acquisition-related items of $3,294, (f) adjustments of $433 related to amounts received for contractually reimbursable costs that are classified as other income under GAAP and as expenses for ANI, and (g) $3,983 of net losses related to foreign-currency hedging activities.

(3)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $433 that are classified as other income under GAAP and as expenses for ANI, (b) the reclassification of $604 in net losses related to foreign-currency hedging activities from general and administrative expense, and (c) $145,064 related to the remeasurement of our tax receivable agreement liability in connection with the Tax Act.

(5)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies investment income to revenues and interest income to interest expense, net.

	As of or for the Three Months Ended December 31, 2016
	Consolidated	Adjustments	ANI
	(in thousands)
Management fees (1)	$190,045	$2,559	$192,604
Incentive income (1)	108,265	(37,079)	71,186
Investment income (1)	62,921	24,726	87,647
Total expenses (2)	(210,165)	38,587	(171,578)
Interest expense, net (3)	(33,761)	26,374	(7,387)
Other income (expense), net (4)	1,598	(3,696)	(2,098)
Other income of consolidated funds (5)	67,076	(67,076)	—
Income taxes	(12,701)	12,701	—
Net income attributable to non-controlling interests in consolidated funds	(7,303)	7,303	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(106,692)	106,692	—
Net income attributable to Oaktree Capital Group, LLC/Adjusted net income	$59,283	$111,091	$170,374

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) for management fees, reclassifies $678 of net losses related to foreign-currency hedging activities from general and administrative expense, (c) for incentive income, includes $38,474 related to timing differences in the recognition of incentive income between net income attributable to OCG and adjusted net income, and (d) for investment income, includes $2,081 related to corporate investments in CLOs, which under GAAP are marked-to-market but for ANI accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $3,358 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $609, (c) expenses incurred by the Intermediate Holding Companies of $286, (d) the effect of timing differences in the recognition of incentive income compensation expense between net income attributable to OCG and adjusted net income of $38,474, (e) acquisition-related items of $827, (f) adjustments of $4,907 related to amounts received for contractually reimbursable costs that are classified as other income under GAAP and as expenses for ANI, and (g) $9,874 of net gains related to foreign-currency hedging activities.

(3)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $4,907 that are classified as other income under GAAP and as expenses for ANI, and (b) the reclassification of $1,211 in net gains related to foreign-currency hedging activities from general and administrative expense.

(5)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies investment income to revenues and interest income to interest expense, net.

	As of or for the Year Ended December 31, 2017
	Consolidated	Adjustments	ANI
	(in thousands)
Management fees (1)	$726,414	$20,847	$747,261
Incentive income (1)	743,353	(12,129)	731,224
Investment income (1)	201,289	47,936	249,225
Total expenses (2)	(1,025,343)	45,472	(979,871)
Interest expense, net (3)	(169,888)	143,513	(26,375)
Other income (expense), net (4)	138,519	(158,883)	(20,364)
Other income of consolidated funds (5)	290,580	(290,580)	—
Income taxes	(215,442)	215,442	—
Net income attributable to non-controlling interests in consolidated funds	(33,204)	33,204	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(424,784)	424,784	—
Net income attributable to Oaktree Capital Group, LLC/Adjusted net income	$231,494	$469,606	$701,100

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) for management fees, reclassifies $1,332 of net gains related to foreign-currency hedging activities from general and administrative expense, (c) for incentive income, includes $13,653 related to timing differences in the recognition of incentive income between net income attributable to OCG and adjusted net income, and (d) for investment income, includes $30,613 related to corporate investments in CLOs, which under GAAP are marked-to-market but for ANI accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $5,698 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $9,284, (c) expenses incurred by the Intermediate Holding Companies of $1,059, (d) the effect of timing differences in the recognition of incentive income compensation expense between net income attributable to OCG and adjusted net income of $13,653, (e) acquisition-related items of $1,838, (f) adjustments of $14,180 related to amounts received for contractually reimbursable costs that are classified as other income under GAAP and as expenses for ANI, and (g) $240 of net gains related to foreign-currency hedging activities.

(3)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $14,180 that are classified as other income under GAAP and as expenses for ANI, (b) the reclassification of $361 in net gains related to foreign-currency hedging activities from general and administrative expense, and (c) $145,064 related to the remeasurement of our tax receivable agreement liability in connection with the Tax Act.

(5)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies investment income to revenues and interest income to interest expense, net.

	As of or for the Year Ended December 31, 2016
	Consolidated	Adjustments	ANI
	(in thousands)
Management fees (1)	$774,587	$11,086	$785,673
Incentive income (1)	351,159	3,993	355,152
Investment income (1)	199,126	22,251	221,377
Total expenses (2)	(789,336)	39,745	(749,591)
Interest expense, net (3)	(120,610)	88,765	(31,845)
Other income (expense), net (4)	13,490	(21,882)	(8,392)
Other income of consolidated funds (5)	180,206	(180,206)	—
Income taxes	(42,519)	42,519	—
Net income attributable to non-controlling interests in consolidated funds	(22,921)	22,921	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(348,477)	348,477	—
Net income attributable to Oaktree Capital Group, LLC/Adjusted net income	$194,705	$377,669	$572,374

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) for management fees, reclassifies $408 of net gains related to foreign-currency hedging activities from general and administrative expense, (c) for incentive income, includes $1,407 related to timing differences in the recognition of incentive income between net income attributable to OCG and adjusted net income, and (d) for investment income, includes $21,814 related to corporate investments in CLOs, which under GAAP are marked-to-market but for ANI accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $13,627 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $4,428, (c) expenses incurred by the Intermediate Holding Companies of $1,051, (d) the effect of timing differences in the recognition of incentive income compensation expense between net income attributable to OCG and adjusted net income of $1,407, (e) acquisition-related items of $924, (f) adjustments of $21,194 related to amounts received for contractually reimbursable costs that are classified as other income under GAAP and as expenses for ANI, and (g) $1,776 of net losses related to foreign-currency hedging activities.

(3)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $21,194 that are classified as other income under GAAP and as expenses for ANI, and (b) the reclassification of $688 in net losses related to foreign-currency hedging activities from general and administrative expense.

(5)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies investment income to revenues and interest income to interest expense, net.